Exhibit 99.1

Palantir Announces Transfer of Stock Exchange Listing to Nasdaq
11/14/24
DENVER – (Business Wire) – Palantir Technologies Inc. (NYSE: PLTR) today announced that it will transfer the listing of its Class A Common Stock (the “common stock”) to the Nasdaq Global Select Market (“Nasdaq”) from the New York Stock Exchange. The Company expects to begin trading as a Nasdaq-listed company on November 26, 2024 and its common stock will continue to trade under the symbol “PLTR.” Upon transferring, Palantir anticipates meeting the eligibility requirements of the Nasdaq-100 Index®.
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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, Palantir or management’s expectations regarding the timing and benefits of the transfer of its common stock listing to Nasdaq, including Palantir’s potential eligibility or inclusion in market indices, which cannot be predicted or quantified with certainty. Forward-looking statements are based on information available at the time those statements are made and were based on current expectations as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Additional information regarding these risks and uncertainties is included in the filings we make with the Securities and Exchange Commission from time to time. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
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